EMPLOYMENT AGREEMENT

         This employment agreement (this "Agreement") is made and entered into on this the __ day of October, 1997 by and between JTM Industries, Inc. ("Employer"), a Texas corporation with its principal place of business located at 1000 Cobb Place Blvd., Bldg. 400, Kennesaw, Georgia 30144 and Clinton W. Pike, Sr. ("Employee"), an individual who resides at 725 Towne Green Boulevard, #1417, Kennesaw, Georgia 30144.

         WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth herein.

1.       EMPLOYMENT

         Employer employs Employee and Employee accepts employment from Employer pursuant to the terms and conditions of this Agreement.

2.       DUTIES.

         a. Subject to a change in title or responsibility at the discretion of Employer, that in no way materially decreases Employee's responsibilities, Employee is engaged by Employer as Executive Vice President in charge of Employer's currently existing: operations and sales west of the Mississippi River; non-traditional sales; and (iii) research and development. Employee shall perform such duties as are from time to time reasonably assigned to Employee by Employer consistent with Employee's position.

         b. Employee shall devote Employee's entire business time, attention and energies to the Employer's business and shall not at any time during the term of this Agreement be engaged in any other business activity which interferes or competes with Employer's business.

3.       TERM, EXTENSION, TERMINATION.

         a. Except as hereinafter provided, the term of this Agreement shall commence on the date first above written and shall terminate on the fifth (5th) anniversary thereafter.

         b. The term of this Agreement shall be automatically extended for one year periods beginning on the fifth anniversary date of this Agreement and ending one year therefrom unless either party notifies the other of its desire to not renew the term of this Agreement by giving written notice of such desire to the other party in writing at any time within sixty (60) days prior to the expiration of the then current term.

         c. Either party may terminate this Agreement  without cause upon thirty
(30) days notice to other party. Provided however, that Employer's termination of this Agreement, other than as set forth below, shall not terminate Employer's obligation to make when due all compensation payments set forth in Paragraphs 4 through 6 of this Agreement for the balance of the original term for so long as Employee does not compete with the business of the Employer.

         d. Employer shall have the right to terminate this Agreement for cause at any time. If Employer terminates this Agreement for cause there shall be no obligation on the part of Employer to give prior notice to termination. For purposes of this Agreement, cause shall include:

                  i. willful and/or unjustified or unexcused violations of express Employer policies, guidelines, rules or regulations, as set forth in Employer's Human Resources manual(s) as may be amended from time to time;

                  ii. theft, misappropriation or embezzlement of property and/or funds of Employer and/or its subsidiaries as determined by an independent third party;

                  iii. material breach of fiduciary duty owed to Employer for Employee's material personal benefit;

                  iv. conviction of any felony;

                  v. habitual intoxication or drug addiction at work or which affects work performance, provided, however, that habitual intoxication and/or drug addiction shall not constitute cause if Employee receives appropriate, in Employer's discretion, and successful treatment for either condition.

         e. Upon termination for cause, in accordance with this Agreement, and after the date of such termination, Employer shall have no further obligations or liability hereunder, or otherwise, to pay or provide salary, incentive compensation, and employee benefits.

         f. If the Employee's employment with Employer is terminated by Employee voluntarily, after the date of such termination Employer shall have no further obligation or liability to pay or provide salary, incentive, compensation, and other employee benefits, except as may be otherwise provided in Section 7, hereof. Provided however, that in such event, Employee shall abide by the terms of the Covenant Not To Compete set forth in Section 9, hereof, for so long as Employer continues to pay Employee the salary and insurance benefits paid, or provided to him, as of the date of the termination of this Agreement.

         g. If Employee is unable to perform his job for a period of six (6) consecutive months because of physical or mental disability, Employee's rights under this Agreement shall then terminate, and Employer shall have no further obligation or liability to pay or provide salary and employee benefits, except that Employee shall be entitled to such benefits as he may have as a participant in Employer's disability benefit plan, and except as may be otherwise provided in Section 7, hereof.

         h. In the event that Employee's employment by Employer is terminated because of Employee's death, after the date of death, Employer shall have no further obligation or liability to Employee or Employee's heirs for salary, incentive, compensation or benefits, except as may be otherwise provided in
Section 7, hereof.

4.       COMPENSATION.

         a. For the services to be rendered by Employee, and for Employee's covenant not to compete with Employer, as set forth herein, Employer shall pay Employee and Employee shall accept as full compensation for such services and agreement the compensation set forth herein.

         b. A base salary of $160,000.00 per year, payable in equal installments on the regular corporate payroll dates of Employer, subject to normal withholding and other applicable taxes and deductions. On each anniversary date of this Agreement, or such other time as the parties may agree, Employee shall receive a merit increase in accordance with existing written Employer policies and guidelines.

         c. An annual performance bonus up to 30% of Employee's current base salary consistent with Employer's policies. The performance bonus shall be paid in a lump sum within sixty (60) days of the end of the Employer's fiscal year or such other time as the parties may agree. The performance bonus will be based on objective performance (based on EBIT, defined as earnings before interest and taxes, within Employee's area of responsibility) and personal performance goals set annually by the Employer prior to each fiscal year. In the event Employer fails to set new performance goals prior to the sixtieth (60th) day following the start of a new fiscal year, then the previous fiscal year's performance goals shall control.

         d. Employee shall be entitled to an additional bonus if actual EBIT within Employee's area of responsibility ("actual EBIT") exceeds budgeted EBIT within Employee's area of responsibility ("budgeted EBIT"), as set forth below:

                  i. If actual EBIT exceeds budgeted EBIT by 30% or more in any fiscal year, then Employee shall receive a bonus equal to 50% of base salary;

                  ii. If actual EBIT exceeds budgeted EBIT by 50% or more in any fiscal year, then Employee shall receive a bonus equal to 100% of base salary; and

                  iii. If actual EBIT exceeds budgeted EBIT by 75% or more in any fiscal year, then Employee shall receive a bonus equal to 200% of base salary.

         e. Employer shall pay Employee a signing bonus of $250,000.00 payable as follows:

                  i. $100,000.00 within thirty (30) days of Employee's execution of this Agreement;

                  ii. $100,000.00 on January 2, 1998; and

                  iii. $50,000.00 on January 2, 1999.

                  iv. If Employee voluntarily terminates his employment with Employer or is terminated for cause within one (1) year from the date of this Agreement, Employee shall repay to Employer the signing bonus paid by Employer.

5.       ADDITIONAL BENEFITS.

         Employee shall be entitled to such other and further benefits as are made available to additional full-time employees of Employer in similar positions as Employee, subject to qualification periods, including, but not limited to:

                  i. An automobile, automobile maintenance, medical and dental insurance, 401(k) or other retirement plan, life insurance, and company related expense reimbursement. All such benefits shall be in accordance with the applicable standards or policies in place for officers of Employer as of September 1, 1997;

                  ii. Four (4) weeks annual paid vacation;

                  iii.  Twelve  (12)  days   illness/disability   leave  in  any
     continuous twelve (12) month period;

                  iv. Payment by the Employer on behalf of the Employee of membership dues in such professional, civic or social organizations as the Employer and Employee may agree; and,

                  v. Payment by the Employee of all costs incidental to the annual physical examination of Employee at a facility of Employee's choice.

6.       NEW BUSINESS PROCUREMENT.

         In the event Employer enters into a contract with an entity after execution of this Agreement and the contract is a result of the efforts of Employee, then Employee shall be entitled to a bonus of one-half of one percent (.5%) of the value of the contract. For the purpose of this Agreement only, the value of the contract shall be determined as follows: The Employer shall determine the amount of the Employer's investment in the project within thirty
(30) days of the contract execution and that amount shall be deemed the value of the contract. A bonus earned under this section shall be due and payable sixty
(60) days after the date the contract is signed by Employer.

7.       PHANTOM STOCK.

         a. Subject to the conditions and requirements set forth in this Agreement, Employer hereby grants to Employee a "phantom stock" right relating to one (1) share of common stock of the Employer which represents one percent (1%) of the outstanding shares of common stock of Employer as of the date of this Agreement, subject to adjustment as provided in (e), below. The Employee shall become vested in fifty percent (50%) of the phantom stock right on the date that is forty five (45) days after the execution of this Agreement, and shall become vested in the remaining fifty percent (50%) of the phantom stock right on the first anniversary of the execution of this Agreement, provided that Employee remains employed by Employer on each such date. The parties agree and acknowledge that the grant of the phantom stock right hereunder shall not confer upon the Employee the right to receive any actual equity of any kind in the Employer, and the Employee shall not be entitled to any privileges of ownership of a stockholder of the Employer in connection with the phantom stock right. Rather, such phantom stock right shall only represent the right of the Employee to receive a payment should either of the following events occur:

                  i. the sale of all of the outstanding stock of the Employer, or its parent company, to a third party or entity not owning such stock as of the date of this Agreement. In such event, the Employee shall receive, within thirty (30) days of such sale, a lump sum cash payment equal to the fair market value (as determined in accordance with (f), below) of the shares of common stock to which this phantom stock right then relates, to the extent vested, determined as of the date of the sale; or

                  ii. the completion of a public offering of the stock of the Employer, or its parent company. In such event, the Employee shall receive, within thirty (30 days of the completion of the public offering, a lump sum payment in cash or common stock of the Employer, as determined by the Employer, equal to the fair market value (as determined in accordance with (f), below) of the shares of common stock to which this phantom stock right then relates, to the extent vested, determined, as of the date of the public offering.

         b. If the Employee voluntarily terminates his employment with Employer, dies or becomes disabled (as set forth in paragraph 3. g.), his phantom stock right, to the extent vested, shall be valued as of the date that his employment is terminated, he dies or he becomes disabled. In any event, no lump sum distribution shall be made until the occurrence of the earlier of the events described in paragraph 7. a. i. or ii.

         c. The phantom stock right shall be immediately forfeited in the event that the Employee's employment with Employer is terminated for cause, as set forth in this Agreement, or if, following any termination of employment, the Employee violates any of the restrictive covenants contained in this Agreement.

         d. The Employee shall not have the power to sell, transfer, pledge, hypothecate, assign, mortgage, anticipate or otherwise encumber the phantom stock right.

         e. In the event of any reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, or any other similar change in corporate structure which, in the judgement of the Board of directors of the Employer (the "Board") affects the value of the shares of common stock of the Employer, the Board shall make equitable adjustments to the number and class of shares that relate to this phantom stock right. However, Employee acknowledges that his interest may be diluted through future issuances of shares of stock of the Employer.

         f. For purposes of this Section 7, fair market value of a share of common stock of the Employer shall be determined by the Board acting in good faith in its sole discretion; provided, however, that in the case of Section 7(a)(ii) where the public offering relates to the common stock of the Employer, the fair market value thereof shall be based on the public offering price.

8.       RELOCATION ALLOTMENT.

         In the event Employer relocates Employee's work location from Marietta, Georgia to a location more than fifty (50) miles from Marietta, Georgia, then in such event Employer shall pay Employee $100,000.00 no later than thirty (30) days prior to the move, and upon such payment Employer shall have no further obligation to Employee for relocation expenses.

9.       COVENANT NOT TO COMPETE.

         a. Employee agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, he will not, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company, joint venture, corporation or other entity (of any kind whatsoever), and whether as principal, agent, shareholder, officer, employee, investor, or in any manner whatsoever, directly or indirectly carry on or be engaged in or be concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name to be used or employed by any person or persons (including, without limitation, any corporation or other business enterprise) which at any time is or becomes engaged in or concerned with or interested in any business which is in any manner competitive with the business of Employer (the "Business") within North America.

         b. Without limiting the foregoing, Employee further agrees that Employee shall not directly or indirectly, for himself or any other individual or business entity:

                  i. solicit Business for or from any person, company, or other entity which was a customer of Employer or which is now or hereafter becomes or could become a customer of the Employer or to which the Employer has submitted a bid, proposal or other offer to do business during the term of this Agreement and for the twelve (12) months period immediately preceding the effective date of this Agreement; or

                  ii. use or release to any third party any trade secrets or other confidential information such as: customer lists, customer information, employee lists, employee information, intellectual property, and/or sensitive operational information that he was or may have been privileged to during his tenure with Employer, or its predecessors; or

                  iii. induce or attempt to persuade any person now or hereafter employed by the Employer or any successor, affiliate or subsidiary thereof to terminate his employment relationship; or

                  iv. advise any person or business entity not to do business with the Employer or any of their respective successors, affiliates, or subsidiaries; or

                  v. make any disparaging, defamatory or negative comments, either orally or in writing, regarding or otherwise about the Employer, its officers, agents, employees or business operations.

10.      INTELLECTUAL PROPERTY.

         Any intellectual property rights (i.e. patents, copyrights, trademarks, etc.), of whatsoever nature related in any manner to the business of Employer, arising during the term of this Agreement or which result from the efforts of Employer and/or Employee during the term of this Agreement shall be the sole property of Employer.

11.      MISCELLANEOUS

         a. This Agreement may not be modified, changed, amended, or altered except in writing, signed by the Employee and Employer.

         b. All notice given or required to be given shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee's spouse or estate upon Employee's death) at Employee's last known address, and to Employer at its principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this paragraph. Either party by a notice in writing may change or designate the place for receipt of all such notices.

         c. No course of conduct between Employer and Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or
(ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of a default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

         d. This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of Georgia.

         e. Any waiver by any party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, unless such waiver be expressed in writing by the party to be bound.

         f. Any notice to be given under this Agreement shall be in writing and addressed or delivered to the following:

For Employee:                               For Employer:

725 Towne Green Boulevard, #1417            JTM Industries, Inc.
Kennesaw, Georgia  30144                    1000 Cobb Place Blvd., Bldg. 400
                                            Kennesaw, GA  30144
                                            Attn: President

         g. This Agreement constitutes the entire Agreement between Employee and Employer. All previous negotiations and representations not specifically incorporated herein are superseded and are rendered null and void upon execution of this Agreement. No modification of this Agreement shall be binding on Employee or Employer unless in writing and signed by all parties.

         h. Employee agrees that this Agreement is reasonable, that valid consideration has been received therefor and that each party affected by this Agreement has been responsible for drafting the same. Employee undertakes not to contest any action taken by Employer to enforce the same and this clause may be pleaded in complete estoppel of any defense; provided, however, that it is agreed between Employee and Employer that notwithstanding the foregoing, in the event that any court of competent jurisdiction should determine that any portion of the Covenant Not To Compete contained herein should require modification as being unreasonable, said Covenant Not To Compete shall be amended in accordance with the decision of such court of competent jurisdiction. It is acknowledged and agreed by Employee that the compensation and benefits (the "compensation") paid by Employer pursuant to this Agreement was based in part upon the entering into by Employee of the Covenant Not To Compete under the scope set out herein, and that should a court of competent jurisdiction reduce the scope of the Covenant Not To Compete contained herein as being unreasonable, it shall be open to such court to reduce the consideration paid and payable by Employer pursuant to this Agreement accordingly, and in such case the Employee shall forthwith pay to Employer the amount by which such consideration is reduced.

         i. In the event that Employee violates any of the provisions of this Agreement, Employer shall be entitled to maintain an action against Employee for damages, and since an action for damages could not adequately compensate
Employer for any such violation, in addition to Employer's remedy at law, Employer shall also be entitled to injunctive relief.

         j. If any section, subsection, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable such illegality, invalidity, or unenforceability shall not affect the legality, validity or enforceability of the Agreement as a whole or of any section, subsection, sentence or clause hereof not so adjudged.

         IN WITNESS WHEREOF, intending to be legally bound hereby the parties hereto have duly executed this Agreement as of the day and year above written.

JTM INDUSTRIES, INC.                             CLINTON W. PIKE, SR.



_____________________                            _________________________
By:_____________
Its:____________